EXHIBIT 99.1
PRESS RELEASE
                                                                                                         Contact:
                                                                                                         Colleen Mumford
                                                                                                         Director of Investor Relations
                                                                                                         Cabot Microelectronics Corporation
                                                                                                         (630) 499-2600

Cabot Microelectronics Corporation Declares Quarterly Cash Dividend

Aurora, IL, June 12, 2019 – Cabot Microelectronics Corporation (Nasdaq: CCMP) today announced that its Board of Directors has declared a quarterly cash dividend of $0.42 per share ($1.68 per share on an annualized basis) on the company's common stock. The dividend will be payable on or about July 30, 2019 to shareholders of record at the close of business on June 25, 2019.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline operators.  The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers.  Cabot Microelectronics Corporation is also a leading provider of performance materials to pipeline operators.  The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges.  The company has approximately 1,900 employees globally.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com, or contact Colleen Mumford, Director of Investor Relations, at 630-499-2600.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industry and markets in which the Company participates; the acquisition of, investment in, or collaboration with other entities, including the Company’s acquisition of KMG Chemicals, Inc. (“KMG”), and the expected benefits and synergies of such acquisition; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the Company's customers; competitive landscape; the Company's supply chain; natural disasters; various economic or political factors and international or national events, including related to the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental laws and regulations; the operation of facilities by Cabot Microelectronics; the Company's management; foreign exchange fluctuation; the Company's current or future tax rate, including the effects of the Tax Cuts and Jobs Act in the United States (“tax act”); cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the Company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the Company, based on a variety of factors; and the operation of facilities by Cabot Microelectronics. Statements that are not historical facts, including statements about Cabot Microelectronics’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of Cabot Microelectronics’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Cabot Microelectronics’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in Cabot Microelectronics’ Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC.  Except as required by law, Cabot Microelectronics undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.